SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

(Debtor - In - Possession as of March 27, 2009)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03. BANKRUPTCY OR RECEIVERSHIP.

 As previously reported, on March 27, 2009 (the “Petition Date”), Charter Communications, Inc. (the “Company” or “CCI”), and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  The chapter 11 cases were consolidated for the purpose of joint administration under the caption In re Charter Communications, Inc., et al., Case No. 09-11435 (JMP) (the “Chapter 11 Cases”).

On November 17, 2009 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Joint Plan of Reorganization, as amended, pursuant to chapter 11 of the Bankruptcy Code, which was originally filed with the Bankruptcy Court on the Petition Date and supplemented by the Supplement to Debtors’ Joint Plan of Reorganization pursuant to chapter 11 of the Bankruptcy Code filed with the Bankruptcy Court on the Petition Date (as so amended and supplemented, the “Plan”). Copies of the Plan and the Disclosure Statement are filed as Exhibits 2.1 and 2.2 hereto, respectively, and are incorporated herein by reference. On the Confirmation Date, the Company issued a press release announcing the entry of the Confirmation Order by the Bankruptcy Court, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The Debtors plan to emerge from chapter 11 after satisfying the remaining conditions to effectiveness contemplated under the Plan (the date that all conditions to the effectiveness of the Plan have been satisfied or waived, the “Effective Date”).

The following is a summary of the material matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.

The Plan contemplates that upon the Effective Date (i) the notes and credit facilities of CCO and CCOH will remain outstanding, (ii) holders of CCH II Notes will exchange their CCH II Notes for New CCH II Notes (the “Notes Exchange”) and/or cash; (iii) holders of CCH I Notes will receive approximately 21.1 million shares New Class A Stock, (iv) holders of CIH Notes will receive warrants to purchase approximately 6.4 million shares of New Class A Stock, (v) holders of CCH Notes will receive warrants to purchase approximately 1.3 million shares of New Class A Stock, (vi) holders of CCI Notes will receive cash and shares of preferred stock having an aggregate liquidation preference of $138 million to be issued by the reorganized Company, (vii) holders of existing common stock of CCI will not receive any amounts on account of their common stock, which will be cancelled, (viii) trade creditors will continue to be paid in full, and (ix) the Company will consummate the CII Settlement.

Certain Agreements Under the Plan

Lock-Up Agreement

Pursuant to the Lock-Up Agreement to be entered into by the Company, Paul G. Allen (“ Mr. Allen”) and any permitted affiliate of Mr. Allen that will hold shares of New Class B Stock, from and after the Effective Date to but not including the earliest to occur of (i) September 15, 2014, (ii) the repayment, replacement, refinancing or substantial modification, including any waiver, to the change of control provisions of the CCO Credit Facility and (iii) a Change of Control (as defined in the Lock-Up Agreement), Mr. Allen and/or any such permitted affiliate shall not transfer or sell shares of New Class B Stock received by such person under the Plan or convert shares of New Class B Stock received by such person under the Plan into New Class A Stock except to certain affiliates of Mr. Allen (and such affiliates will also be permitted to transfer such New Class B Stock to Mr. Allen and other of such affiliates).

  Reorganized Holdco Exchange Agreement

     In connection with the Plan, the reorganized Company, reorganized Charter Communications Holding Company, LLC (“Holdco”), reorganized Charter Investment, Inc. (“CII”) and Mr. Allen will enter into an exchange agreement (the “Reorganized Holdco Exchange Agreement”), pursuant to which Mr. Allen and certain persons and entities affiliated with Mr. Allen (together, the “Allen Entities”) will have the right, at any time and from time to time on or before the fifth anniversary of the date of the Reorganized Holdco Exchange Agreement, to require the reorganized Company to (i) exchange all or any portion of their membership units in reorganized Holdco for $1,000 in cash and shares of New Class A Stock in a taxable transaction, (ii) exchange 100% of the equity in such Allen Entity for $1,000 in cash and shares of New Class A Stock in a taxable transaction, or (iii) permit such Allen Entity to merge with and into the reorganized Company, or a wholly-owned subsidiary of the reorganized Company, or undertake tax-free transactions similar to the taxable transactions in clauses (i) and (ii), provided that the exchange rights described in clauses (ii) and (iii) above will not be available to any Allen Entity unless and until Allen Entities have utilized 90% of CII’s available ordinary suspended losses under Section 1366(d) of the Internal Revenue Code of 1986, as amended, against ordinary income.  The number of shares of New Class A Stock that an Allen Entity receives is subject to certain adjustments, including for certain distributions received from reorganized Holdco prior to the date the option to exchange is exercised and for certain distributions made by the reorganized Company to holders of its New Common Stock.  In addition, in the event that a transaction that would constitute a Change of Control (as defined in the Lock-Up Agreement) is approved by a majority of the members of the Board of Directors of the reorganized Company not affiliated with the person(s) proposing such transactions, the reorganized Company will have the right to require (no sooner than at least 120 days following the Effective Date) the Allen Entities to effect an exchange transaction of the type elected by the Allen Entities from subclauses (i), (ii) or (iii) above, which election is subject to certain limitations.

Reorganized Holdco LLC Agreement

As part of the Plan, the reorganized Company, reorganized CII and reorganized Holdco will enter into an Amended and Restated Limited Liability Company Agreement of reorganized Holdco, pursuant to which the reorganized Company will be the manager of reorganized Holdco and will have the authority, subject to certain limitations, to manage the business of reorganized Holdco, including to appoint directors to reorganized Holdco’s board of directors.  As part of the CII Settlement, CII will retain 1,120,649 reorganized Holdco units exchangeable at CII’s option for an equivalent number of shares of New Class A Stock pursuant to the Reorganized Holdco Exchange Agreement.

Treatment of Executory Contracts

The Plan provides that all of the Debtors' Executory Contracts, except certain exceptions specified in the Plan, shall be deemed assumed as of the Effective Date.  The Plan also provides that, for each of the Debtors’ Executory Contracts to be assumed, the Debtors shall designate a proposed Cure, and any disagreements as to the proposed Cure must be filed on or before the Cure Bar Date.  The Cure Bar Date shall not apply to any franchise or Executory Contract with a state or local franchise authority.

Employment Agreements

Under the Plan, the Employment Agreements of the Company’s Chief Executive Officer (the “CEO”) and Chief Operating Officer (the “COO”) will be deemed assumed by the reorganized Company as of the Effective Date. The CEO and COO will receive cash and bonus compensation and benefits on substantially the same terms as (but not less economically favorable than) those contained in their respective employment agreements in effect on the date hereof.  The CEO will receive (i) long-term incentive compensation having substantially the same value as the long-term incentive compensation contained in his employment agreement in effect on the date hereof, and (ii) a waiver with respect to the retention bonus clawback provision contained in his employment agreement in effect on the date hereof.

The Employment Agreements of the named executive officers and various other officers of the Company as of the Petition Date and amended effective as of the Effective Date will be deemed assumed by the reorganized Company as of the Effective Date.

Management Incentive Plan

     The Plan also provides for a management incentive plan (the “Management Incentive Plan”), which will include, among other things, an allocation of equity-based awards representing no less than 3% of the fully diluted New Class A Stock and New Class B Stock (the “New Common Stock”) outstanding on the Effective Date, after giving effect to the rights offering and the issuance of warrants provided for by the Plan.

Composition of New Board of Directors After the Effective Date

Under the Plan upon the Debtors’ emergence from bankruptcy, the reorganized Company’s initial Board of Directors will be fixed at 11 members.  Each projected holder of 10% or more of the voting power of the reorganized Company on the Effective Date based on such holder’s pro rata share of New Class A Stock will have the right to appoint one member of the initial Board of Directors upon emergence for each 10% of the voting power attributable to such holder’s New Class A Stock.  Mr. Allen will have the right to appoint four of the 11 members of the initial Board of Directors, and Neil Smit, the President and CEO of the reorganized Company, will also serve on the initial Board of Directors. In addition, the Company’s current CEO and COO will continue in their same positions.

Registration Rights

Certain holders of New Class A Stock will receive certain customary registration rights with respect to their shares.  The reorganized Company will use its commercially reasonable efforts to file a shelf registration statement, and to cause such registration statement to become effective by June 30, 2010, subject to certain exceptions, covering shares of New Class A Stock, issued or issuable on conversion, exercise or exchange of securities, held by participants in the rights offering, holders of warrants and CII Settlement Claim Parties.  In addition, certain holders of New CCH II Notes will have their securities registered by the reorganized Company or in some circumstances exchanged for registered securities following the Effective Date.  These registration rights will be subject to certain customary limitations, including that securities held by holders of less than 1% of the New Class A Stock shall not be entitled to registration rights.

Limitations on Subsequent Transactions

The Plan also provides that for a period of at least six months following the Effective Date, the reorganized Company, reorganized Holdco, reorganized CCO and each of their respective direct and indirect subsidiaries will not negotiate, enter into agreements, understandings or arrangements or consummate transactions in the aggregate in excess of $500 million in total value to the extent that such transactions would occur at a price in excess of 110% of either (i) the value implied by the Reorganized Debtors’ valuation analysis set forth on an exhibit on the Disclosure Statement  (the “Implied Plan Value”) or (ii) the appraised values, if any such appraised values are obtained.  Any transactions occurring at a price of 110% or lower than both the Implied Plan Value and such appraised values (if any) will not be subject to restriction and will not be taken into account in determining whether the $500 million limitation has been exceeded.

Amended and Restated Certificate of Incorporation

  Subject to the Lock-Up Agreement, each share of New Class B Stock will be convertible into one share of New Class A Stock at the option of the Holder. In addition, on or after January 1, 2011 and until September 15, 2014, each share of New Class B Stock will be convertible into one share of New Class A Stock at any time at the election of a majority of disinterested board members of the Company.  The Amended and Restated Certificate of Incorporation will also provide that the Board of Directors may impose restrictions on the trading of the reorganized Company’s stock if (i) the reorganized Company has experienced an “owner shift” as determined for purposes of Section 382 of the IRC of at least 25 percentage points and (ii) the equity value of the reorganized Company has decreased by at least 35% since the Effective Date.  These restrictions, which are intended to preserve the reorganized Company’s ability to use its NOLs, may prohibit any person from acquiring stock of the reorganized Company if such person is a “5% shareholder” or would become a “5% shareholder” as a result of such acquisition.  The restrictions will not operate to prevent any stockholder from disposing of shares and are subject to certain other exceptions relating to shares of New Common Stock issued or issuable under the Plan.  The ability of the Board of Directors of the reorganized Company to impose these restrictions will terminate on the fifth anniversary of the date of the reorganized Company’s emergence from bankruptcy.

Sources of Funds

The Plan is to be funded with cash from operations, the Notes Exchange and proceeds of approximately $1.6 billion from the issuance of Class A Common Stock.

Securities to be Issued under the Plan

On the Effective Date, the outstanding shares of the old common stock will be cancelled.  The authorized capital stock of the reorganized Company will consist of  900,000,000 shares of New Class A Stock, 25,000,000 shares of New Class B Stock, and 250,000,000 shares of preferred stock.  Pursuant to the Plan:

(a)	approximately 21.1 million shares of New Class A Stock will be issued pro rata to holders of CCH I Notes Claims;

(b)	approximately 86.6 million shares of New Class A Stock will be issued to creditors who exercised rights received in a rights offering;

(c)	approximately 2.1 million shares of New Class A Stock will be issued to the Excess Backstop Parties for exercising the Overallotment Option;

(d)
approximately 2.2 million shares of New Class B Stock will be issued to Mr. Allen (or his designee that is an Authorized Class B Holder), which shares represent 35% of the voting power of the capital stock of the Company;

(e)	shares of preferred stock having an aggregate liquidation preference of $138 million will be issued to holders of CCI Notes;

(f)
warrants to purchase approximately 4.7 million shares of New Class A Stock will be issued to Mr. Allen (or his designees) as part of the CII Settlement. Such warrants will have an exercise price based on a total equity value of the reorganized Company equal to the Implied Plan Value less the Warrant Value plus the gross cash proceeds of the Rights Offering and will expire seven years after the date of issuance;

(g)
warrants to purchase approximately 6.4 million shares of New Class A Stock will be issued holders of CIH Notes. Such warrants will have an exercise price based on a total equity value of the reorganized Company of $5.3 billion and will expire five years after the date of issuance; and

(h)
Warrants to purchase approximately 1.3 million shares of New Class A Stock will be issued to holders of CCH Notes. Such warrants will have an exercise price based on a total equity value of the reorganized Company of $5.8 billion and will expire five years after the date of issuance.

As of the Effective Date, there will be a total of approximately 112 million shares of New Common Stock issued and outstanding.  In addition, pursuant to the terms of the Plan, approximately 12.4 million shares of New Class A Stock will be reserved for issuance upon exercise of the Warrants, and an additional approximately 3.8 million shares of New Class A Stock will be reserved for issuance under the Management Incentive Plan of the reorganized Company.

Releases

On the Effective Date, pursuant to the Plan the holders of claims and interests in the Chapter 11 Cases will be deemed to provide a full discharge and release to the Debtors, Mr. Allen, CII, members of the Crossover Committee and various other parties, and their respective officers, directors, affiliates and representatives against all claims, whether known or unknown, arising from or related in any way to the Debtors, including claims in any way related to the Chapter 11 Cases or the Plan.  In addition, each Debtor will be deemed to provide a full discharge and release to each other Debtor, Mr. Allen, CII, members of the Crossover Committee and various other parties, and their respective officers, directors, affiliates and representatives against all claims, whether known or unknown.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as the most recent practicable date is hereby incorporated by reference to the Company’s quarterly reports on Form 10-Q for the fiscal quarter ended September 30, 2009 filed with the Securities and Exchange Commission on November 9, 2009.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the Securities and Exchange Commission (“SEC”). Many of the forward-looking statements contained in this Current Report may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “plans,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this Current Report are set forth in other reports or documents that we file from time to time with the SEC, including our quarterly reports on Form 10-Q filed in 2009 and our most recent annual report on Form 10-K and include, but are not limited to:

•	the completion of the Company’s restructuring including the outcome and impact on our business of the proceedings under chapter 11 of the Bankruptcy Code;

•	the ability of the Company to satisfy closing conditions under the agreements-in-principle with certain of our bondholders, the Plan and related documents;

•
the availability and access, in general, of funds to meet our debt obligations and to fund our operations and necessary capital expenditures, either through cash on hand, cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to repay debt prior to or when it becomes due and/or successfully access the capital or credit markets to refinance that debt through new issuances, exchange offers or otherwise, especially given recent volatility and disruption in the capital and credit markets;

•
the impact of competition from other distributors, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line (“DSL”) providers;

•	difficulties in growing and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;

•	our ability to adequately meet demand for installations and customer service;

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition and the weak economic conditions in the United States;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;

•
general business conditions, economic uncertainty or downturn, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the housing sector and overall economy; and

•	the effects of governmental regulation on our business.

    All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this Current Report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit No.	Description
2.1
Debtors' Joint Plan of Reorganization filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on July 15, 2009 with the United States Bankruptcy Court for the Southern District of New York in Case No. 09-11435 (Jointly Administered) (incorporated by reference to Exhibit 10.2 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on August 6, 2009 (File No. 000-27927)).

2.2
Debtors' Disclosure Statement filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on May 1, 2009 with the United States Bankruptcy Court for the Southern District of New York in Case No. 09-11435 (Jointly Administered) (incorporated by reference to Exhibit 10.1 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on August 6, 2009 (File No. 000-27927)).

99.1	Press release dated November 17, 2009. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CHARTER COMMUNICATIONS, INC.
                               Registrant

Dated: November 23, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Debtors' Joint Plan of Reorganization filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on July 15, 2009 with the United States Bankruptcy Court for the Southern District of New York in Case No. 09-11435 (Jointly Administered) (incorporated by reference to Exhibit 10.2 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on August 6, 2009 (File No. 000-27927)).

2.2
Debtors' Disclosure Statement filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on May 1, 2009 with the United States Bankruptcy Court for the Southern District of New York in Case No. 09-11435 (Jointly Administered) (incorporated by reference to Exhibit 10.1 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on August 6, 2009 (File No. 000-27927)).

99.1	Press release dated November 17, 2009. *

* filed herewith